Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Kraton Corporation:
We consent to the incorporation by reference in the registration statements (No. 333-163893, No. 333-216223, No. 333-225663, No. 333-211817, and No. 333-230918) on Form S-8 and in the registration statement (No. 333-223096) on Form S-3 of Kraton Corporation of our reports dated February 27, 2020, with respect to the consolidated balance sheets of Kraton Corporation and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement schedule (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of Kraton Corporation and subsidiaries.
(signed)    KPMG LLP
Houston, Texas
February 27, 2020